EXHIBIT 13.1

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below consititutes and appoints David B. Rea and Jeffrey C. Howard, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Given and signed in Winston-Salem, North Carolina, on September 3, 1998.



By: _________________                       By: _________________
David B. Rea                                Robert T. Beach



By: _________________                       By: _________________
William R Watson                            James T. Broyhill



By: __________________                      By: _________________
Ralph Stockton                              Helen C. Haynes

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